Exhibit 99.1

Oragenics Partners with Avance Clinical for Phase II Concussion Trial in Australia

(May 7, 2024, Sarasota, FL) - Oragenics, Inc. (NYSE American: OGEN), a pioneer in developing innovative intranasal pharmaceuticals for neurological disorders, today announced a partnership with Avance Clinical, a leading Contract Research Organization (CRO), to conduct a Phase II clinical trial in Australia. This trial aims to evaluate Oragenics’ lead drug candidate, ONP-002, for mild Traumatic Brain Injury (TBI), commonly known as concussion. ONP-002, a novel chemical entity (NCE), is delivered through a unique intranasal device and designed to maximize drug delivery directly to the brain.

Avance Clinical, renowned for its clinical trial management capabilities and quality of service in Australia, New Zealand, and North America, brings over two decades of expertise in navigating the Therapeutic Goods Administration, Food and Drug Administration, and European Medicines Agency regulatory landscapes. An Oragenics Phase I clinical trial, recently completed in Australia under the management of Avance Clinical, demonstrated that ONP-002 is safe and well-tolerated.

“Concussion remains a significant unmet medical need,” said Dr. Jorgen Mould, Senior Director of Scientific and Regulatory Services at Avance Clinical. “Oragenics is poised to address this challenge, and we are delighted to be part of the team, especially given Australia’s high incidence of sports-related concussions.”

Michael Redmond, President of Oragenics, added, “Our collaboration with Avance Clinical during the Phase I trial was instrumental, and we are confident in their ability to execute an effective Phase II trial that will pave the way for future treatment protocols for concussion.”

Dr. James Kelly, Neurologist and Chief Medical Officer at Oragenics, emphasized the critical role of the Australian medical community: “Australia has been at the forefront of diagnosing and treating head injuries. We are fortunate to work with such skilled medical professionals in conducting this pivotal research.”

Concussion is an unmet medical need. There are an estimated 69 million concussions annually reported worldwide. Common causes of concussion include falls, motor vehicle accidents, and contact sports. Other neurological disorders, including Alzheimer’s Disease, Parkinson’s Disease, and Chronic Traumatic Encephalopathy (CTE) have been linked to concussion. Post concussion syndrome is linked to long-term disability and occurs in as high as 20% of concussed patients.

About Oragenics

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the ability of the Company to timely and successfully undertake Phase II clinical trial using its novel drug-device combination for the treatment of mild Traumatic Brain Injury. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: the Company’s ability to advance the development of its product candidates, including the neurology assets, under the timelines and in accord with the milestones it projects; the Company’s ability to raise capital and obtain funding, non-dilutive or otherwise, for the development of its product candidates; the regulatory application process, research and development stages, and future clinical data and analysis relating to its product candidates, including any meetings, decisions by regulatory authorities, such as the FDA and investigational review boards, whether favorable or unfavorable; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the nature of competition and development relating to concussion treatments; the Company’s expectations as to the outcome of preclinical studies and clinical trials and the potential benefits, activity, effectiveness and safety of its product candidates including as to administration, transmission, manufacturing, storage and distribution; and general economic and market conditions and risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth is as of the date hereof unless otherwise indicated. You should consider these factors in evaluating the forward-looking statements included and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.